UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
March 20, 2017

Date of Report (Date of earliest event reported)

HARMONIC INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification Number)
4300 North First Street
San Jose, CA 95134
(408) 542-2500
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
(e)    Compensatory.

2017 Executive and Key Contributor Bonus Plan

On March 20, 2017, the Compensation Committee (the “Compensation Committee”) of the board of directors (the “Board”) of Harmonic Inc. (the “Company”), following a review of the Company’s executive compensation program in conjunction with its outside compensation consultant, approved the adoption of the Harmonic 2017 Executive and Key Contributor Bonus Plan (the “Plan”). The participants in the Plan include the following executive officers of the Company:

Name	Position
Patrick J. Harshman	President and Chief Executive Officer
Harold Covert	Chief Financial Officer
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Edge Business
Neven Haltmayer	Senior Vice President, Research and Development
Bart Spriester	Senior Vice President, Video Products
Under the Plan, payment of bonus amounts to any participant that is a member of executive management, which includes executive officers Patrick Harshman, Harold Covert, Nimrod Ben-Natan, Neven Haltmayer and Bart Spriester as well as other senior employees, may be paid quarterly, based on performance against the Company’s quarterly and full-year (i) non-GAAP Video operating profit targets and (ii) non-GAAP bookings targets for CableOS products. With respect to Mr. Ben-Natan, in addition to the above-specified Plan targets, payment of his bonus amounts will also be based on the achievement of a certain strategic milestone and customer design wins in 2017.
A minimum threshold must be exceeded before any quarterly bonus payments will be made with respect to any component of the Plan, with quarterly bonus payments for any such component not to exceed 100% of year-to-date achievement. In the event any of the full-year 2017 target metrics are surpassed, a participant in the Plan may receive total bonus payments of up to a maximum of 200% of the portion of such participant’s target bonus that is related to that metric. With respect to the other components of Mr. Ben-Natan’s bonus determination, achievement of the strategic milestone is binary and each qualified customer design win would result in a fixed bonus payment amount.
The 2017 base salary and target bonus of each executive officer is as follows:

Name	2017 Base Salary	Target Bonus as a % of Base Salary
Patrick J. Harshman	$514,500	125%
Harold Covert	$390,000	65%
Nimrod Ben-Natan	$302,426*	60%
Neven Haltmayer	$329,321	57%
Bart Spriester	$334,425	50%
* converted from Israeli Shekel
Participants in the Plan must remain employed through the date that any bonus amount is paid in order to qualify for the bonus payment. The Compensation Committee, in its sole discretion, retains the right to amend, supplement, supersede or cancel the Plan for any reason, and reserves the right to determine whether and when to pay out any bonus amounts, regardless of the achievement of the performance targets, and the form of consideration (i.e., cash or performance-based restricted stock units).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2017	HARMONIC INC.

	By:	/s/ Timothy C. Chu
Timothy C. Chu
General Counsel, SVP HR and Corporate Secretary